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                                                                     EXHIBIT 5.1



                      Womble Carlyle Sandridge & Rice, PLLC
                           1275 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 872-7000
                            Facsimile: (404) 888-7490

                                  May 14, 1998

Hayes Corporation
5854 Peachtree Corners East
Norcross, Georgia  30092

         Re:   Hayes Corporation Amendment Registration Statement on Form S-3

Gentlemen:

         We are acting as counsel to Hayes Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1922, as amended (the "Act") of 617,190 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock") for offer and sale by certain stockholders of the Company (the "Selling Stockholders"). Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Act. We are providing this opinion pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

         We have reviewed and are familiar with the Registration Statement, the records relating to the organization of the Company, including its certificate of incorporation and bylaws and all amendments thereto and all records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

         Based on the foregoing, it is our opinion that the Shares of that may be offered and sold by the Selling Stockholders have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" in the Prospectus included as a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       Womble Carlyle Sandridge & Rice
                                       A Professional Limited Liability Company


                                       By: /s/ G. Donald Johnson
                                          -------------------------------------
                                          G. Donald Johnson



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